Exhibit 3.02

AMENDED AND RESTATED BYLAWS

OF

BIRD ACQUISITION CORP.

As Adopted:  April 9, 2008

ARTICLE I

OFFICES

The principal place of business of the Corporation shall be at such place or places as the Directors shall from time to time determine.  The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1.  Annual Meeting:  The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board of Directors may determine for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

Section 2.  Special Meeting:  Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the order of the Board of Directors or by the Secretary or any other designated officer whenever required in writing to do so by shareholders owning not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at such meeting.  Such request shall state the purpose or purposes of the proposed special meeting.  Such meeting shall be held at such place and on such date and at such time as may be designated in the notice thereof by the officer of the Corporation calling any such meeting.  The business transacted at any special meeting shall be limited to the purposes stated in the notice.

Section 3.  Notice of Meetings:  Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telefax, telegraph, cablegram, telex, or teleprinter at least fifteen (15) but not more that sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his/her/its shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect.  If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his/her/its address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary.  Notice of a meeting need not be given to any shareholder who submits a signed waiver without protesting prior to the conclusion thereof the lack of notice to him/her/it.  If the Corporation shall issue any class of bearer shares, notice for all meetings shall be given in the manner provided in the Articles of Incorporation.

Section 4.  Quorum:  At all meetings of shareholders, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders holding at least a majority of the shares issued and outstanding and entitled to vote at such meeting in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 5.  Voting:  If a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders.  At any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right whether in person or by proxy.  Any action required or permitted to be taken at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 6.  Fixing of Record Date:  The Board of Directors may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders, or more than sixty (60) days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.  The Board of Directors may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE III

DIRECTORS

Section 1.  Number:  The affairs, business, and property of the Corporation shall be managed by a Board of Directors to consist of at least one (1) Director.  Within the limits fixed by these bylaws, the number of Directors may be determined either by the vote of a majority of the entire Board of Directors or by vote of the shareholders.  The Directors need not be residents of the Marshall Islands or shareholders of the Corporation.  Corporations may, to the extent permitted by law, be elected Directors.

Section 2.  How Elected:  Except as otherwise provided by law or Section 4 of this Article, the Directors of the Corporation (other than the first Board of Directors if named in the Articles of Incorporation or designated by the Incorporator) shall be elected at the annual meeting of shareholders.  Each Director shall be elected to serve until the next annual meeting of shareholders and until his/her/its successor shall have been duly elected and qualified, except in the event of his/her/its death, resignation, removal, or the earlier termination of his/her/its term of office.

Section 3.  Removal:  Any or all of the Directors may be removed, with or without cause, by vote of the shareholders.  Any Director may be removed for cause by action of the Board of Directors.

Section 4.  Vacancies:  Vacancies in the Board of Directors occurring by death, resignation, creation of new directorship, failure of the shareholders to elect the whole Board of Directors at any annual election of Directors, or for any other reason including removal of Directors for cause, may be filled either by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board of Directors, except as otherwise prescribed by law or unless the Articles of Incorporation provide that such vacancies or newly created directorships shall be filled by vote of the shareholders.  Vacancies occurring by removal of Directors without cause may be filled only by vote of the shareholders.

Section 5.  Regular Meeting:  Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 6.  Special Meeting:  Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Secretary, or any officer of the Corporation who is also a Director.  The Secretary or any other designated officer shall call a special meeting of the Board upon written request directed by any two (2) Directors stating the time, place, and purpose of such special meeting.  Special meetings of the Board of Directors shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

Section 7.  Notice of Special Meeting:  Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each Director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting.  For the purpose of this section, notice shall be deemed to be duly given to a Director if given personally (including by telephone) or if such notice is delivered to such Director by mail, telegraph, telefax, cablegram, telex, or teleprinter to his/her/its last known address.  Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him/her/it.

Section 8.  Quorum:  A majority of the directors at the time in office, present in person or by proxy or by communication equipment, shall constitute a quorum for the transaction of business.

Section 9.  Voting:  The vote of the majority of the Directors, present in person or by proxy, in communication by telefax or conference telephone, at a meeting at which a quorum is present shall be the act of the Directors.  Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board of Directors consent thereto in writing.

Section 10.  Compensation of Directors and Members of Committees:  The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

ARTICLE IV

COMMITTEES

Section 1.  Executive Committee and Other Committees:  The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors, designate from among its members an Executive Committee to consist of one (1) or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions, or in these bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  In addition, the Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors designate from among its members other committees to consist of one (1) or more of the directors of the Corporation, each of which shall perform such action and have such authority and powers as shall be delegated to it by said resolution or resolutions or as provided for in these bylaws, except that only the Executive Committee may have and exercise the powers of the Board of Directors.  Members of the Executive Committee and any other committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board of Directors.  Vacancies in membership of such committees shall be filled by vote of the Board of Directors.  Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine.  Each committee shall keep a record of its proceedings and report the same to the Board when requested.

ARTICLE V

OFFICERS

Section 1.  Number and Designation:  The Board of Directors shall appoint a Secretary.  In addition, the Board of Directors may appoint such other officers as it may deem necessary.  Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors.  Officers may be natural persons, corporations or other business entities.  Any two (2) or more offices may be held by the same person, corporation or business entity.  Officers shall be appointed annually by the Board of Directors at its first meeting following the annual election of Directors, but in the event of the failure of the Board of Directors to so appoint any officer, such officer(s) may be appointed at any subsequent meeting of the Board of Directors.  The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors.  The Board of Directors may at any meeting appoint additional officers.  Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of Directors and until his/her/its successor shall have been duly appointed and qualified, except in the event of the earlier termination of his/her/its term of office, through death, resignation, removal or otherwise.  Any officer may be removed by the Board of Directors at any time with or without cause.  Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

Section 2.  President or Managing Director (if applicable):  The President or Managing Director shall be the Chief Executive Officer of the Corporation and shall have general management of the affairs of the Corporation together with the powers and duties usually incident to the office of President or Managing Director, except as specifically limited by appropriate written resolution of the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him/her/it by the Board of Directors.  The President or Managing Director shall preside at all meetings of shareholders at which he/she/it is present and, if he/she/it is a Director, at all meetings of the Directors.

Section 3.  Treasurer or Managing Director (if applicable):  The Managing Director or, if there shall be no Managing Director, the Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board of Directors may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board of Directors, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him/her/it by the Board of Directors.

Section 4.  Secretary:  The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he/she/it is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal, if any, of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him/her/it by the Board of Directors or an authorized officer.

Section 5.  Other Officers:  Officers other than those described in Sections 2 through 4 of this Article shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors.

Section 6.  Bond:  The B agent or employee of the Corporation to give bond for the faithful discharge of his/her/its duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE VI

INDEMNIFICATION

Section 1.  Third Party Proceedings:  The Corporation shall indemnify and hold harmless to the fullest extent authorized by the BCA, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved, whether as a witness or otherwise, in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (collectively, an “Enterprise”), including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or as a director, officer, employee, agent, or trustee of another Enterprise, or in any other capacity while serving as a director, officer, employee, agent or trustee of the Corporation or other Enterprise, as applicable against all expenses, liability and loss (including attorneys’ fees, disbursements and court costs), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (“Expenses”) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful; provided, however, that, (i) except as provided in Section 4 of Article VI of these Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld or delayed.

Section 2.  Corporate Proceedings:  The Corporation shall indemnify to the fullest extent authorized by the BCA, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved, whether as a witness or otherwise, in any threatened, pending or completed action, proceeding or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another Enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or as a director, officer, employee, agent, or trustee of another Enterprise, or in any other capacity while serving as a director, officer, employee, agent or trustee of the Corporation or other Enterprise, as applicable, against all Expenses, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the law of the Marshall Islands expressly prohibits such indemnification by reason of any final adjudication of liability of indemnitee to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

Section 3.  Right to Advancement of Expenses:  In addition to the right to indemnification conferred in Section 1 and 2 of Article VI of these Bylaws, an indemnitee shall, to the fullest extent authorized by the BCA, as the same exists or may hereafter be amended, also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the BCA requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Article VI of these Bylaws or otherwise. No advancement of expenses to an indemnitee shall be deemed to be a loan by the Corporation to such person.

Section 4.  Right of Indemnitee to Bring Suit:  If a claim under Sections 1, 2 or 3 of Article VI of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the BCA. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that identification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the BCA, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 5.  Determination of Entitlement to Indemnification:  Any indemnification to be provided under Sections 1 or 2 of Article VI of these Bylaws (unless ordered by a court of competent jurisdiction) shall be made by the Corporation unless a determination is made in the specific case that the indemnification is not proper under the circumstances because such person has not met the applicable standard of conduct set forth in such paragraph. Such determination shall be made, if at all, within 60 days after a written claim therefore has been received by the Corporation and, if not made during that period, indemnification of such person in the specific case shall be deemed to be proper. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the Board of Directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders.

Section 6.  Indemnification for Expenses of a Party Who is Wholly or Partly Successful:  Notwithstanding the limitations in Sections 1 and 2 of Article VI of these Bylaws, to the extent an indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Corporation shall indemnify indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with (i) each successfully resolved claim, issue or matter and (ii) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this Section 6 of Article VI and without limitation, the termination of any claim, issue or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.  Non-Exclusivity of Rights:  The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Articles of Incorporation as amended from time to time, Bylaws as amended from time to time, any agreement, any vote of shareholders or disinterested directors, or otherwise.

Section 8.  Indemnification of Employees and Agents of the Corporation:  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, advancement of expenses, and insurance to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification, advancement of expenses, and provision of insurance of and to directors and officers of the Corporation.

Section 9.  Nature of Rights:  The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent of the Corporation or other Enterprise, as applicable, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or it successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 10.  Insurance:  The Corporation shall maintain insurance, at its expense, to protect itself and any person who is or was serving as a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, agent, trustee or employee of another Enterprise (including service with respect to an employee benefit plan) against any claim, expense, liability or loss asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

ARTICLE VII

CERTIFICATES FOR SHARES

Section 1.  Form and Issuance:  The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board of Directors.  Certificates shall be signed by any officer(s) and/or director(s) of the Corporation.  These signatures may be facsimiles if the certificate is countersigned by a transfer agent other than the Corporation itself or its employees.

Section 2.  Transfer:  The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents thereof.

Section 3.  Lost, Stolen or Destroyed Stock Certificates:  The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates to provide a bond to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or certificates.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.  Dividends – Declaration and Form:  Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting.  Dividends may be declared and paid in cash, stock, or other property of the Corporation.

Section 2.  Corporate Seal:  The seal of the Corporation, if any, shall be circular in form with the name of the Corporation in the circumference and such other appropriate legend as the Board of Directors may from time to time determine.

Section 3.  Fiscal Year:  The fiscal year of the Corporation shall be such period of twelve (12) consecutive months as the Board of Directors may by resolution designate.

ARTICLE IX

AMENDMENTS

Section 1.  By the Shareholders:  These bylaws may be amended, added to, altered or repealed or new bylaws may be adopted, at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock present and voting at such meeting provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

Section 2.  By the Directors:  If the Articles of Incorporation so provide, these bylaws may be amended, added to, altered or repealed or new bylaws may be adopted, at any regular or special meeting of the Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, subject, however, to the power of the shareholders to alter, amend or repeal any bylaws as adopted.